New Issue Marketing Materials

$ [420,474,616]

J.P. Morgan Alternative Loan Trust, 2006-A5 Pool 2 Certificates

Issuing Entity

J.P. Morgan Acceptance Corporation I

Depositor

U.S. Bank National Association

Master Servicer

J.P. Morgan Acquisition Corp.

Sponsor and Seller

J.P. Morgan Securities Inc.

Underwriter

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.

The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2005 JPMorgan Chase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

MBS Trading Desk (212) 834-2499

JPALT 2006-A5 Preliminary Term Sheet

September 8, 2006

Contact List

North American ABS – Home Equity			Rating Agency Contacts
Origination:	Matthew Wong	212-834-5709	Standard & Poor’s	Peter McGinnis	212-438-7329
	Carla Schriver	212-834-5257

			Moody’s	Jason (Shuisheng) Shi	212-553-1709
MBS Trading / Structuring	Greg Boester	212-834-2499
	Eric Norquist	212-834-2499

Please Direct All Banking Related Questions to Matt Wong Carla Schriver

Bond Summary

$[420,474,616]

(Approximate, Subject to +/- 5% Variance)

J.P. Morgan Alternative Loan Trust

Mortgage Pass-Through Certificates, Series 2006-A5

Class	Approximate Size ($)	Initial Coupon(2)	Est.WAL (yrs.) To Call (3)	Pmt. Window (Mths.) To Call	Approx. Initial C/E (%) (4)	Approx. Targeted C/E (%)(4)(5)	Expected Ratings Moody’s/S&P(4)
2-A-1	$97,000,000.00	[ ]	3.18	1 - 80	[11.17]	[11.50]	Aaa / AAA
2-A-2	$6,160,000.00	[ ]	3.18	1 - 80	[11.17]	[11.50]	Aaa / AAA
2-A-3	$115,904,000.00	[ ]	1.00	1 - 23	[11.17]	[11.50]	Aaa / AAA
2-A-4	$86,260,000.00	[ ]	3.00	23 - 61	[11.17]	[11.50]	Aaa / AAA
2-A-5	$9,865,000.00	[ ]	5.86	61 - 81	[11.17]	[11.50]	Aaa / AAA
2-A-6	$34,678,000.00	[ ]	6.88	81 - 83	[11.17]	[11.50]	Aaa / AAA
2-A-7	$27,412,000.00	[ ]	6.19	37 - 83	[11.17]	[11.50]	Aaa / AAA
2-A-8	$23,018,000.00	[ ]	3.10	1 - 83	[5.75]	[11.50]	Aaa / AAA
2-M-1	$8,495,000.00	[ ]	5.13	37 - 83	[3.75]	[7.50]	Aa2 / AA
2-M-2	$6,796,000.00	[ ]	5.13	37 - 83	[2.15]	[4.30]	A2 / A
2-B-1	$2,761,000.00	6.50	5.09	37 - 82	[1.50]	[3.00]	Baa2 / BBB
2-B-2	$2,125,616.89	6.50	4.76	37 - 78	[1.00]	[2.00]	Baa3 / BBB-
	Non-Offered Certificates
2-CE	4,244,622.96	N/A	N/A	N/A	N/A	N/A	N/A

(1)

The classes listed hereby and described in this preliminary term sheet are the classes of certificates of J.P. Morgan Alternative Loan Trust, Mortgage Pass-Through Certificates, Series 2006-A5  that relate to a pool of mortgage loans that will be designated as “Pool 2.” No other classes of certificates related to the J.P. Morgan Alternative Loan Trust, Mortgage Pass-Through Certificates, Series 2006-A5 are described in this preliminary term sheet.

(2)

The coupon on all classes of certificates will be fixed (subject to a cap equal to the weighted average of the net interest rates on the mortgage loans). Coupons will be set at pricing to achieve par prices on each of the Certificates, subject to a maximum coupon rate of [6.50]%. On or after the Distribution Date in October 2013, the coupon on the Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2- A-8, Pool 2 Mezzanine, and Pool 2 Subordinate Certificates will equal the Net WAC Rate minus 0.25%.

(3)

Weighted average life calculated at the pricing speed assuming that the optional call is exercised at the earliest possible date.

(4)

Ratings and credit enhancement levels subject to change upon final confirmation from Moody’s and S&P. Credit enhancement levels include the overcollateralization amount. The Senior Certificates, other than the Class 2-A-8 Certificates, benefit from additional credit support from the Class 2-A-8 Certificates.

(5)

Targeted credit enhancement level on any Distribution Date after the Step-Down Date on which a Trigger Event is not in effect.

Please see “Summary of Terms” herein for definitions of all capitalized terms used herein but not otherwise defined.

Structure

Overview

Pool 2 Senior Certificates

•

Interest will accrue on the Class 2-A-3 Certificates at a fixed rate, subject to a cap equal to the Pool 2 Net WAC Rate, on a 30/360 basis with 0 days delay.  On or after the distribution date in October 2013 the interest rate will be equal to the Pool 2 Net WAC Rate minus 0.25%.

•

Interest will accrue on the Class 2-A-1, Class 2-A-2, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, and Class 2-A-8 Certificates at a fixed rate, subject to the Pool 2 Net WAC Rate on a 30/360 basis with 24 days delay.  On or after the distribution date in October 2013 the interest rate on the Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, and Class 2-A-8 Certificates will be equal to the Pool 2 Net WAC Rate minus 0.25% .

•

The Pool 2 Senior Certificates will be entitled to all principal payments on each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, until these certificates have been paid in full.

•

For any Distribution Date on or after the Step-Down Date on which a Trigger Event is not in effect, the Pool 2 Senior Certificates will be entitled to receive principal based on their collective target credit enhancement level.

•

Realized losses allocable to the Senior Certificates, other than the Class 2-A-8 Certificates (the “Super Senior Certificates”) will be allocated to the Class 2-A-8 Certificates (the “Senior Support Certificates”) until the class principal amount of the Senior Support Certificates has been reduced to zero.

Mezzanine and Subordinate Certificates

•

The Class 2-M-1 and Class 2-M-2 Certificates (the “Pool 2 Mezzanine Certificates”) will have a higher priority than the Class 2-B-1 and Class 2-B-2 Certificates (the “Pool 2 Subordinate Certificates”).  Among the Pool 2 Mezzanine Certificates, the Class 2-M-2 Certificates will be subordinate to the Class 2-M-1 Certificates. Among the Pool 2 Subordinate Certificates, the Class 2-B-2 Certificates will be subordinate to the Class 2-B-1 Certificates.

•

Interest will accrue on the Pool 2 Mezzanine and Pool 2 Subordinate Certificates at a fixed rate, subject to a cap equal to the Pool 2 Net WAC Rate, on a 30/360 basis with 24 days delay.  On or after the distribution date in October 2013 the interest rate will be equal to the Pool 2 Net WAC Rate minus 0.25%.

•

On each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the Pool 2 Mezzanine and Pool 2 Subordinate Certificates will receive principal only in the event that the Pool 2 Senior Certificates have been paid in full on or prior to such date.

•

For any Distribution Date on or after the Step-Down Date on which a Trigger Event is not in effect, the Pool 2 Mezzanine and Pool 2 Subordinate Certificates will receive principal sequentially to their target credit enhancement level on the basis of their class distribution amount as calculated for the related Distribution Date.

Subordination of Class M and B Certificates

Priority of Payment

The initial enhancement percentages take into account the initial overcollateralization (“O/C”) amount of approximately [1.00]% of the Cut-off Date balance of the pool 2 mortgage loans.

On or after the Step-Down Date (provided a Trigger Event is not in effect) the O/C amount will step-down to [2.00]% of the then current balance of  the pool 2 mortgage loans, subject to an O/C floor of [0.50]% of the Cut-off Date balance of the pool 2 mortgage loans.

Pool 2 Senior Certificates(1) [11.17]% C/E Super Senior [5.75]% C/E Senior Support

Loss Allocation

Any realized losses will the allocated in the following order, a) to the Class CE Certificates by a reduction of amounts otherwise payable to such Certificates, b) to reduce the O/C amount, c) to the Pool 2 Mezzanine and Pool 2  Subordinate Certificates in reverse order of seniority and d) to the Class 2-A-8 Certificates

Class 2-M-1 [3.75]% C/E
Class 2-M-2 [2.15]% C/E
Class 2-B-1 [1.50]% C/E
Class 2-B-2 [1.00]% C/E

Overcollateralization

Initial O/C Amount: [1.00] % of the Cut-off Date balance of the mortgage loans.

Target O/C Amount: (a) On or after the Step-Down Date, provided a Trigger Event is not in effect, [2.00] % of the current mortgage loan balance, subject to a floor of [0.50] % of the mortgage loan balance as of the Cut-off Date.

Excess Spread Any excess spread will cover interest shortfalls and cumulative losses before being distributed to the holders of the Class CE Certificates.

(1) Pool 2 Senior Certificates share preferential right to receive interest over the Pool 2 Mezzanine and Pool 2 Subordinate Certificates

Trigger Event

A Trigger Event is in effect with respect to any Distribution Date on or after the Step-Down Date if either (i) the percentage obtained by dividing (x) the principal balance of the pool 2 mortgage loans that are 60 days or more delinquent or REO or in bankruptcy or in foreclosure as of the last day of the prior calendar month by (y) the principal balance of the pool 2 mortgage loans as of the last day of the prior calendar month, is greater than [ 40.00 ]% of the senior enhancement percentage for the related Distribution Date or if (ii) the cumulative realized losses on the pool 2 mortgage loans exceeds the percentage set forth in the following table:

Range of Distribution Dates	Percentage
October 2009 – September 2010	[ 0.45 ]%*
October 2010 – September 2011	[ 0.80]%*
October 2011 – September 2012	[ 1.15 ]%*
October 2012 and thereafter	[ 1.30 ]%

*

The percentages indicated are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates. The percentage for each succeeding Distribution Date in the range increases incrementally by 1/12th of the positive difference between the percentage applicable to the first Distribution Date in that range and the first Distribution Date in the succeeding range.

Priority of Distributions

Distributions of Interest

On each Distribution Date, the Pool 2 Interest Remittance Amount for such Distribution Date will be distributed in the order of priority described below:

1.

To the Pool 2 Senior Certificates, the related Interest Distribution Amount;

2.

To the Pool 2 Senior Certificates, the related unpaid Interest Shortfall, if any;

3.

To the Class 2-M-1 Certificates, the Interest Distribution Amount allocable to such certificates;

4.

To the Class 2-M-2 Certificates, the Interest Distribution Amount allocable to such certificates;

5.

To the Class 2-B-1 Certificates, the Interest Distribution Amount allocable to such certificates;

6.

To the Class 2-B-2 Certificates, the Interest Distribution Amount allocable to such certificates;

Any Pool 2 Interest Remittance Amounts remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow for such Distribution Date in accordance with the priorities set forth below.  On any Distribution Date, any Net Interest Shortfalls for Pool 2 will first reduce Net Monthly Excess Cashflow and then will be allocated among the Pool 2 Senior Certificates, the Pool 2 Mezzanine Certificates and the Pool 2 Subordinate Certificates in reduction of the respective Interest Distribution Amounts on a pro rata basis based on the respective Interest Distribution Amounts for such Distribution Date without giving effect to Net Interest Shortfalls.

Distributions of Principal

1. On each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the Pool 2 Principal Distribution Amount for such Distribution Date will be distributed sequentially in the order of priority described below:

a.         To the  Pool 2 Senior Certificates, concurrently as follows:

i.          approximately [94.2497695461]% sequentially as follows:

A.       To the Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, and Class 2-A-7, an amount up to $1,000 on each Distribution Date, in the following order of priority:

I.          to the Class 2-A-7 Certificates, up to the Class 2-A-7 Priority Amount, until the Class Principal Amount thereof has been reduced to zero;

II.        to the Class 2-A-3, Class 2-A-4, Class 2-A-5, and Class 2-A-6 Certificates sequentially, in that order, until the Class Principal Amount of each such Class has been reduced to zero;

III.      to the Class 2-A-7 Certificates until the Class Principal Amount thereof has been reduced to zero;

B.        To the Class 2-A-1 and Class 2-A-2 Certificates sequentially, as follows:

I.          To the Class 2-A-1 and Class 2-A-2 Certificates, pro-rata, an amount up to $1,475,000, on each Distribution Date, provided that the aggregate amount paid pursuant to this clause shall not exceed $17,700,000;

II.        On or after the distribution date in October 2007, to the Class 2-A-1 and Class 2-A-2 Certificates, pro-rata, an amount up to $1,415,000, on each Distribution Date, provided that the aggregate amount paid pursuant to this clause shall not exceed $16,980,000;

III.      On or after the distribution date in October 2008, to the Class 2-A-1 and Class A-2 Certificates, pro-rata, an amount up to $1,345,000, on each Distribution Date, provided that the aggregate amount paid pursuant to this clause shall not exceed $16,140,000;

IV.      On or after the distribution date in October 2009, to the Class 2-A-1 and Class 2-A-2 Certificates, pro-rata, an amount up to $1,280,000, on each Distribution Date, provided that the aggregate amount paid pursuant to this clause shall not exceed $15,360,000;

V.        On or after the distribution date in October 2010, to the Class 2-A-1 and Class 2-A-2 Certificates, pro-rata, an amount up to $1,215,000, on each Distribution Date, provided that the aggregate amount paid pursuant to this clause shall not exceed $14,580,000

VI.       On or after the distribution date in October 2011, to the Class 2-A-1 and Class 2-A-2 Certificates, pro-rata, an amount up to $1,120,000 on each Distribution Date, provided that the aggregate amount paid pursuant to this clause shall not exceed $22,400,000;

C.        To the Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, and Class 2-A-7, Certificates, in the following order of priority:

I.          to the Class 2-A-7 Certificates, up to the Class 2-A-7 Priority Amount, until the Class Principal Amount thereof has been reduced to zero;

II.        to the Class 2-A-3, Class 2-A-4, Class 2-A-5, and Class 2-A-6 Certificates sequentially, in that order, until the Class Principal Amount of each such Class has been reduced to zero;

III.      to the Class 2-A-7 Certificates until the Class Principal Amount thereof has been reduced to zero;

D.       to the Class 2-A-1 and Class 2-A-2 Certificates, pro-rata, until retired;

ii.         approximately [5.7502304539]% to the Class 2-A-8 Certificates until retired

b.        To the Class 2-M-1 Certificates, until the Class Principal Amount thereof has been reduced to zero;

c.         To the Class 2-M-2 Certificates, until the Class Principal Amount thereof has been reduced to zero;

d.        To the Class 2-B-1 Certificates, until the Class Principal Amount thereof has been reduced to zero; and

e.         To the Class 2-B-2 Certificates, until the Class Principal Amount thereof has been reduced to zero.

2. On each Distribution Date, on or after the Step-Down Date and on which a Trigger Event is not in effect, the Pool 2  Principal Distribution Amount for such Distribution Date will be distributed sequentially in the order of priority described below:

a.         To the Pool 2 Senior Certificates, the Pool 2 Senior Principal Distribution Amount, concurrently as follows:

i.          approximately [94.2497695461]% sequentially as follows:

A.       To the Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, and Class 2-A-7, an amount up to $1,000 on each Distribution Date, in the following order of priority;

I.          to the Class 2-A-7 Certificates, up to the Class 2-A-7 Priority Amount, until the Class Principal Amount thereof has been reduced to zero;

II.        to the Class 2-A-3, Class 2-A-4, Class 2-A-5, and Class 2-A-6 Certificates sequentially, in that order, until the Class Principal Amount of each such Class has been reduced to zero;

III.      to the Class 2-A-7 Certificates until retired;

B.        To the Class 2-A-1 and Class 2-A-2 Certificates in the same manner as described in clause (1)(a)(i)(B)(I) through (1)(a)(i)(B)(VI) above;

C.        To the Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, and Class 2-A-7, Certificates, in the following order of priority:

I.          to the Class 2-A-7 Certificates, up to the Class 2-A-7 Priority Amount, until the Class Principal Amount thereof has been reduced to zero;

II.        to the Class 2-A-3, Class 2-A-4, Class 2-A-5, and Class 2-A-6 Certificates sequentially, in that order, until the Class Principal Amount of each such Class has been reduced to zero;

III.      to the Class 2-A-7 Certificates until retired;

D.       to the Class 2-A-1 and Class 2-A-2 Certificates, pro-rata, until retired;

ii.         approximately [5.7502304539]% to the Class 2-A-8 Certificates until retired

b.        To the Class 2-M-1 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

c.         To the Class 2-M-2 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

d.        To the Class 2-B-1 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero; and

e.         To the Class 2-B-2 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero.

Any Pool 2 Principal Distribution Amount remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow in accordance with the priority set forth below.

Overcollateralization Provisions

On each Distribution Date, the Net Monthly Excess Cashflow, if any, will be applied on such Distribution Date as an accelerated payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the extent necessary to maintain the Overcollateralization Amount at the Overcollateralization Target Amount.

With respect to any Distribution Date, any Net Monthly Excess Cashflow will be paid as follows:

1.

To the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Overcollateralization Increase Amount, payable to such holders as part of the Pool 2 Principal Distribution Amount in accordance with the priorities described above;

2.

To the Pool 2 Senior Certificates, pro rata, in an amount equal to the Unpaid Realized Loss Amount allocable to each such class;

3.

To the Class 2-M-1 Certificates, the unpaid Interest Shortfall allocable to such class;

4.

To the Class 2-M-1 Certificates, the Unpaid Realized Loss Amount allocable to such class;

5.

To the Class 2-M-2 Certificates, the unpaid Interest Shortfall allocable to such class;

6.

To the Class 2-M-2 Certificates, the Unpaid Realized Loss Amount allocable to such class;

7.

To the Class 2-B-1 Certificates, the unpaid Interest Shortfall allocable to such class;

8.

To the Class 2-B-1 Certificates, the Unpaid Realized Loss Amount allocable to such class;

9.

To the Class 2-B-2 Certificates, the unpaid Interest Shortfall allocable to such class;

10.

To the Class 2-B-2 Certificates, the Unpaid Realized Loss Amount allocable to such class;

11.

concurrently, to the holders of the  Senior Certificates, pro rata, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

12.

To the Class 2-M-1 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

13.

To the Class 2-M-2 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

14.

To the Class 2-B-1 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

15.

To the Class 2-B-2 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

16.

To the Pool 2 Senior Certificates, pro-rata based on need, any Net WAC Shortfall Carryover Amounts, as applicable, for such Certificates for such Distribution Date;

17.

To the Pool 2 Mezzanine and Pool 2 Subordinate Certificates, in the order of seniority, any Net WAC Shortfall Carryover Amounts for such Certificates for such Distribution Date;

18.

To the Securities Administrator, the Custodian or the Trustee in respect of any unreimbursed expenses and indemnifications owing thereto; and

19.

To the Class CE Certificates.

Deal Summary

Issuing Entity Pool 2 Offered Certificates

J.P. Morgan Alternative Loan Trust, 2006-A5

Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, and Class 2-A-8, Class 2-M-1, Class 2-M-2, Class 2-B-1, and Class 2-B-2 Certificates are the “Pool 2 Offered Certificates”.  In addition to the Offered Certificates, the trust fund will issue a class of private classes of certificates, the Class CE Certificates.

	Pool 2 Senior Certificates or Pool 2 Class A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, and Class 2-A-8
	Pool 2 Mezzanine Certificates :	Class 2-M-1 and Class 2-M-2.
	Pool 2 Subordinate Certificates :	Class 2-B-1 and Class 2-B-2.
	NAS Certificates:	Class 2-A-7

Lead Underwriter	J.P. Morgan Securities, Inc.
Seller	J.P. Morgan Mortgage Acquisition Corp.
Depositor	J.P. Morgan Acceptance Corporation I
Trustee	HSBC Bank USA
Master Servicer	U.S. Bank National Association (the “Master Servicer”)
Servicers	JPMorgan Chase Bank, Countrywide Home Loans Servicing LP, and certain other servicers will act as a servicer of a portion of the mortgage loans.
Custodian	JPMorgan Chase Bank, N.A.
Cut-off Date	September 1, 2006.
Settlement Date	September 29, 2006.
Optional Clean-Up Call

The Clean-Up Call option may be exercised on the first Distribution Date on which the current balance of the pool 2 mortgage loans reaches 10% of its Cut-off Date balance and on each Distribution Date thereafter.

Pricing Prepayment Speed (PPC)

100% “PPC” assumes, for each mortgage loan in a mortgage pool, a per annum rate of prepayment of 10.0 CPB% of the then outstanding principal balance such mortgage loan in the first month of the life of such mortgage loan, following which the annual prepayment rate increases by 15%/11 each month until the 12th month of the life of such mortgage loan, and remains constant at 25% CPB per annum in the 12th month of the life of such mortgage loan and in each month thereafter.

Summary of Terms

Current Principal Balance	For any Distribution Date and Mortgage Loan, the stated principal balance of such Mortgage Loan as of the last day of the related Due Period.
Class 2-A-7 Priority Amount

With respect to the Class 2-A-7 Certificates and any Distribution Date and clause 1.a.i.A.I or 2.a.i.A.I in "Distributions of Principal", the product of (a) the Class 2-A-7 Priority Percentage, (b) the Class 2-A-7 Shift Percentage and (c) either (i) on any Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the lesser of (1) the Pool 2 Principal Distribution Amount remaining for such Distribution Date pursuant to and immediately prior to the application of clause 1.a.i.A in "Distributions of Principal" and (2) $1,000, or (ii) on any Distribution Date on and after the Step-Down Date and on which a Trigger Event is not in effect, the lesser of (1) the Pool 2 Senior Principal Distribution Amount remaining for such Distribution Date pursuant to and immediately prior to the application of clause 2.a.i.A  in "Distributions of Principal" and (2) $1,000.

With respect to the Class 2-A-7 Certificates and any Distribution Date and clause 1.a.i.C.I or 2.a.i.C.I in "Distributions of Principal", the product of (a) the Class 2-A-7 Priority Percentage, (b) the Class 2-A-7 Shift Percentage and (c) either (i) on any Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the Pool 2 Principal Distribution Amount remaining for such Distribution Date pursuant to and immediately prior to the application of clause 1.a.i.C in "Description of the Certificates—Distributions of Principal", or (ii) on any Distribution Date on and after the Step-Down Date and on which a Trigger Event is not in effect, the Pool 2 Senior Principal Distribution Amount remaining for such Distribution Date pursuant to and immediately prior to the application of clause 2.a.i.C in "Distributions of Principal".

Class 2-A-7 Priority Percentage

With respect to any Distribution Date, the aggregate Class Principal Amount of the Class 2-A-7 Certificates divided by the aggregate Class Principal Amount of the

Senior Certificates, other than the Class 2-A-1, Class 2-A-2 and Class 2-A-8 Certificates,

in each case immediately prior to any distributions on that Distribution Date.

Class 2-A-7 Shift Percentage	Distribution Date	NAS Shift (1) (%)
	October 2006 – September 2009	0
	October 2009 – September 2011	45
	October 2011 – September 2012	80
	October 2012 – September 2013	100
	October 2013 and thereafter	300

(1) Percentage of pro rata principal distribution amount due to the NAS Certificates.

Distribution Date	25th day of each month (or the next business day if the 25th is not a business day), commencing in October 2006.
Due Period

With respect to a Mortgage Loan and any Distribution Date, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

Fixed Rate Certificates	The Pool 2 Senior Certificates, the Pool 2 Mezzanine Certificates, and the Pool 2 Subordinate Certificates.
Fixed Rate	For any Class of Fixed Rate Certificates, the related Initial Coupon Rate as set forth on the table on page 2.
Interest Distribution Amount

With respect to each class of Pool 2 Offered Certificates entitled to interest and any Distribution Date, the amount of interest accrued during the related accrual period at the related certificate interest rate on the related class principal amount for such Distribution Date as reduced by such class’ share of Net Interest Shortfalls.

Interest Shortfall

With respect to any class of Pool 2 Offered Certificates entitled to interest and any Distribution Date, the amount by which (i) the Interest Distribution Amount for such class on all prior Distribution Dates exceeds (ii) amounts distributed in respect thereof to such class on prior Distribution Dates.

Mortgage Loan	The conventional, adjustable rate mortgage loans secured by first liens on the Mortgaged Properties included of the Issuing Entity as of the Closing Date.
Net Interest Shortfalls	With respect to any Distribution Date and Pool 2, an amount equal to the sum of a) any Net Prepayment Interest Shortfalls for Pool 2 for such Distribution Date, and b) Relief Act Reductions.
Net Monthly Excess Cashflow

For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the available distribution amount for Pool 2 for such Distribution Date over (y) the sum for such Distribution Date of (A) the Interest Distribution Amounts for the Certificates, (B) the Interest Shortfall for the Pool 2 Senior Certificates and (C) the Pool 2  Principal Remittance Amount.

Net Prepayment Interest Shortfall

With respect to Pool 2 and any Distribution Date, the amount by which a prepayment interest shortfall for the related prepayment period exceeds the amount that the Master Servicer is obligated to remit pursuant to the Pooling and Servicing Agreement and/or each Servicer is obligated to remit pursuant to the applicable Purchase and Servicing Agreement, to cover such shortfall for such due period.

Net WAC Shortfall Carryover Amount

With respect to any Class of Fixed Rate Certificates and any Distribution Date, an amount equal to the sum of (i) in the case of (a) the Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8,  Pool 2 Mezzanine, and Pool 2 Subordinate Certificates, for any Distribution Date on or after October 2013, zero, or (b) any other case, the excess of (x) the amount of interest such class of Fixed Rate Certificates would have accrued on such Distribution Date had its certificate rate been equal to the Fixed Rate for such Class of Certificates, over (y) the amount of interest such class of certificates actually accrued for such Distribution Date at the Pool 2 Net WAC Rate and (ii) the unpaid portion of any related Net WAC Shortfall Carryover Amounts from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the Fixed Rate for such class of Fixed Rated Certificates for the related Accrual Period.

Overcollateralization Amount

For any Distribution Date with respect to Pool 2, the amount, if any, by which (x) the aggregate Current Principal Balance of the Pool 2 Mortgage Loans exceeds (y) the sum of the aggregate class principal amount of the Pool 2 Certificates (other than the Class 2-CE Certificates) as of such Distribution Date (assuming that 100% of the Pool 2 Principal Remittance Amount is applied as a principal payment on such Distribution Date). Initially, the Overcollateralization Amount will be approximately [1.00] % of the aggregate stated principal balance of the Pool 2 Mortgage Loans as of the Cut-off Date, or approximately [$4,244,622].

Overcollateralization Deficiency Amount

With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralization Amount on such Distribution Date (after giving effect to distributions in respect of the Pool 2 Principal Remittance Amount on such Distribution Date).

Overcollateralization Floor	With respect to any Distribution Date, an amount equal to the product of (i) 0.50% and (ii) the aggregate stated principal balance of the Pool 2 Mortgage Loans as of the Cut-off Date.
Overcollateralization Increase Amount	For any Distribution Date is the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.
Overcollateralization Release Amount

With respect to any Distribution Date, the lesser of (x) the  Pool 2 Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (1) the Overcollateralization Amount for such Distribution Date over (2) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization Target Amount

With respect to any Distribution Date (1) prior to the Step-Down Date, approximately [1.00]% of the aggregate stated principal balance of the Pool 2 Mortgage Loans as of the Cut-off Date, or (2) on or after the Step-Down Date, (A) if a Trigger Event is not in effect, the greater of (x) [2.00]% of the aggregate Current Principal Balance of the Pool 2 Mortgage Loans and (y) the Overcollateralization Floor, and (B) if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Pool 2 Basic Principal Distribution Amount

With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date.

Pool 2 Interest Remittance Amount

With respect to any Distribution Date, that portion of the available distribution amount for such Distribution Date attributable to interest received or advanced with respect to the pool 2 mortgage loans and compensating interest paid by the Servicer or Master Servicer with respect to the mortgage loans.

Pool 2 Mezzanine Certificates	Class 2-M-1 and Class 2-M-2.
Pool 2 Net WAC Rate

For any Distribution Date, the weighted average of the net mortgage rates of the Pool 2 Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their stated principal balances as of that date.

Pool 2 Principal Distribution Amount

With respect to any Distribution Date, the sum of (i) the Pool 2 Basic Principal Distribution Amount  for such Distribution Date and (ii) the Overcollateralization Increase Amount for such Distribution Date.

Pool 2 Principal Remittance Amount

With respect to any Distribution Date, the portion of the available distribution amount equal to the sum of (i) all scheduled payments of principal collected or advanced on the  Pool 2 Mortgage Loans by the Servicer or Master Servicer that were due during the related Due Period, (ii) the principal portion of each full and partial principal prepayment made by a borrower on a  Pool 2 Mortgage Loan during the related Prepayment Period; (iii) each other unscheduled collection, including insurance proceeds and net liquidation proceeds representing or allocable to recoveries of principal of the Pool 2 Mortgage Loans received during the related prepayment period, including any subsequent recoveries on the Pool 2 Mortgage Loans, and (iv) the principal portion of the purchase price of each Pool 2 Mortgage Loan purchased due to a defect in documentation or a material breach of a representation and warranty with respect to such mortgage loan, (v) in connection with any optional purchase of the  Mortgage Loans, the principal portion of the purchase price, up to the principal portion of the par value.

Pool 2 Senior Certificates	Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, and Class 2-A-8
Pool 2 Senior Enhancement Percentage

For any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Class Principal Amount of the  Pool 2 Mezzanine and  Pool 2 Subordinate Certificates (after giving effect to the distribution of the Pool 2 Principal Distribution Amount on such Distribution Date) and (ii) the Overcollateralized Amount (after giving effect to the distribution of the Principal Distribution Amount on such Distribution Date) by (y) the aggregate Stated Principal Balance of the Pool 2 Mortgage Loans as of the last day of the related Due Period.

Pool 2 Senior Principal Distribution Amount

For any applicable Distribution Date, an amount equal to the excess of (x) the aggregate class principal amount of the Pool 2 Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 88.50% and (2) the aggregate Current Principal Balance of the Pool 2 Mortgage Loans and (B) the aggregate Current Principal Balance of the Pool 2 Mortgage Loans minus the Overcollateralization Floor.

Pool 2 Subordinate Certificates	Class 2-B-1 and Class 2-B-2.
Realized Loss

With respect to a liquidated mortgage loan, the amount by which the remaining unpaid principal balance of such mortgage loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of liquidation proceeds applied to the principal balance of that mortgage loan. With respect to a mortgage loan subject to a deficient valuation, the excess of the principal balance of such mortgage loan over the principal amount as reduced in connection with the proceedings resulting in a deficient valuation. With respect to a mortgage loan subject to a debt service reduction, the present value of all monthly debt service reductions, discounted monthly at the applicable mortgage rate.

Relief Act Reductions

The amount of interest that would otherwise have been received with respect to any Mortgage Loan which was subject to a reduction in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or any similar state law.

Step-Down Date

The earlier to occur of (1) the Distribution Date on which the aggregate class principal amount of the Pool 2 Senior Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date occurring October 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to [11.50] % (as calculated prior to the distribution of Pool 2 Principal Distribution Amount on the Pool 2 Mezzanine and Pool 2 Subordinate Certificates).

Structuring Assumptions

The following assumptions, unless otherwise specified: (i) scheduled payments on all  Mortgage Loans are received on the first day of each month beginning October 1, 2006, (ii) any principal prepayments on the  Mortgage Loans are received on the last day of each month beginning in September 2006 and include 30 days of interest thereon, (iii) there are no defaults or delinquencies on the  Mortgage Loans, (iv) optional termination of the Trust Fund does not occur, (v) prepayments are computed after giving effect to scheduled payments received on the following day, (vi) the Mortgage Loans prepay at the indicated constant percentages of PPC, (vii) the date of issuance for the Certificates is September [29], 2006, (viii) cash distributions are received by the Certificateholders on the 25th day of each month, (ix) there are no Net Interest Shortfalls on any Distribution Date, (x) 6-Month LIBOR is constant at [5.420]%, (xi) 1 Year LIBOR is constant at [5.400]% and (xii) 1 Year CMT is constant at [5.014]%.

Subordinate Class Principal Distribution Amount

With respect to any class of  Pool 2 Subordinate Certificates or  Pool 2 Mezzanine Certificates  and Distribution Date, an amount equal to the excess of (x) the sum of (1) the aggregate Class Principal Amount of the Pool 2 Senior Certificates (after taking into account the payment of the Pool 2 Senior Principal Distribution Amount on such Distribution Date), (2) the aggregate class principal amount of all classes of Pool 2 Mezzanine Certificates or Pool 2 Subordinate Certificates senior in right of payment to such class (after taking into account the payment of the related Subordinate Class Principal Distribution Amount of each of such classes), and (3) the related Subordinate Class Principal Distribution Amount immediately prior to such Distribution Date) over (y) the lesser of (A) the product of (1) 100% minus the related Targeted C/E Percentage and (2) the aggregate Current Principal Balance of the Pool 2 Mortgage Loans and (B) the aggregate Current Principal Balance of the Pool 2 Mortgage Loans minus the Overcollateralization Floor.

Targeted C/E Percentage	For each Class of Certificates, the percentage as set forth in the table on page [2].
Unpaid Realized Loss Amount

For any class of Pool 2 Senior, Pool 2 Mezzanine or Pool 2 Subordinate Certificates, the portion of the aggregate allocated Realized Loss amount previously allocated to that class remaining unpaid from prior Distribution Dates.

Sensitivity Analysis

Weighted Average Lives and Principal Payment Windows at Various Prepayment Speeds (to call)(1)

Prepayment Speed	25%	50%	100%	125%	150%	200%
Class 2-A-1 / 2-A-2
WAL (yrs)	3.19	3.18	3.18	3.19	3.06	2.47
Principal Window (months)	1 - 80	1 - 80	1 - 80	1 - 77	1 - 62	1 - 44
Class 2-A-3
WAL (yrs)	5.80	2.57	1.00	0.79	0.66	0.50
Principal Window (months)	1 - 83	1 - 71	1 - 23	1 - 17	1 - 14	1 - 11
Class 2-A-4
WAL (yrs)	7.85	6.83	3.00	2.09	1.66	1.18
Principal Window (months)	83 - 118	71 - 89	23 - 61	17 - 35	14 - 27	11 - 19
Class 2-A-5
WAL (yrs)	9.85	8.61	5.86	3.15	2.33	1.59
Principal Window (months)	118 - 119	89 - 117	61 - 81	35 - 41	27 - 29	19 - 20
Class 2-A-6
WAL (yrs)	9.91	9.82	6.88	5.08	2.89	1.84
Principal Window (months)	119 - 119	117 - 118	81 - 83	41 - 77	29 - 47	20 - 25
Class 2-A-7
WAL (yrs)	7.57	7.10	6.19	5.75	4.68	2.31
Principal Window (months)	37 - 118	37 - 118	37 - 83	38 - 77	39 - 62	25 - 31
Class 2-A-8
WAL (yrs)	6.17	4.86	3.10	2.56	2.08	1.48
Principal Window (months)	1 - 119	1 - 118	1 - 83	1 - 77	1 - 62	1 - 44
Class 2-M-1
WAL (yrs)	8.23	7.49	5.13	4.43	3.86	3.48
Principal Window (months)	82 - 119	65 - 118	37 - 83	38 - 77	38 - 62	40 - 44
Class 2-M-2
WAL (yrs)	8.23	7.48	5.13	4.40	3.82	3.34
Principal Window (months)	82 - 119	65 - 118	37 - 83	37 - 77	37 - 62	38 - 44
Class 2-B-1
WAL (yrs)	8.22	7.02	5.09	4.20	3.63	3.17
Principal Window (months)	82 - 118	65 - 109	37 - 82	37 - 72	37 - 58	38 - 41
Class 2-B-2
WAL (yrs)	7.92	6.74	4.76	3.86	3.36	3.10
Principal Window (months)	82 - 118	65 - 84	37 - 78	37 - 61	37 - 49	37 - 38

(1) Based on the Structuring Assumptions assuming that the optional call is exercised at the earliest possible date.

Weighted Average Lives and Principal Payment Windows at Various Prepayment Speeds (to maturity)(1)

Prepayment Speed	25%	50%	100%	125%	150%	200%
Class 2-A-1 / 2-A-2
WAL (yrs)	3.19	3.18	3.18	3.19	3.23	2.88
Principal Window (months)	1 - 80	1 - 80	1 - 80	1 - 80	1 - 83	1 - 83
Class 2-A-3
WAL (yrs)	5.80	2.57	1.00	0.79	0.66	0.50
Principal Window (months)	1 - 83	1 - 71	1 - 23	1 - 17	1 - 14	1 - 11
Class 2-A-4
WAL (yrs)	7.85	6.83	3.00	2.09	1.66	1.18
Principal Window (months)	83 - 118	71 - 89	23 - 61	17 - 35	14 - 27	11 - 19
Class 2-A-5
WAL (yrs)	9.85	8.61	5.86	3.15	2.33	1.59
Principal Window (months)	118 - 119	89 - 117	61 - 81	35 - 41	27 - 29	19 - 20
Class 2-A-6
WAL (yrs)	9.93	9.88	7.79	5.57	2.89	1.84
Principal Window (months)	119 - 120	117 - 120	81 - 119	41 - 119	29 - 47	20 - 25
Class 2-A-7
WAL (yrs)	7.57	7.10	6.47	6.28	5.77	2.31
Principal Window (months)	37 - 118	37 - 118	37 - 118	38 - 118	39 - 114	25 - 31
Class 2-A-8
WAL (yrs)	6.17	4.87	3.20	2.65	2.21	1.59
Principal Window (months)	1 - 120	1 - 120	1 - 119	1 - 119	1 - 114	1 - 83
Class 2-M-1
WAL (yrs)	8.23	7.50	5.17	4.52	4.06	3.61
Principal Window (months)	82 - 119	65 - 119	37 - 94	38 - 83	38 - 82	40 - 58
Class 2-M-2
WAL (yrs)	8.23	7.48	5.13	4.45	3.89	3.38
Principal Window (months)	82 - 119	65 - 118	37 - 84	37 - 82	37 - 73	38 - 51
Class 2-B-1
WAL (yrs)	8.22	7.02	5.09	4.20	3.63	3.17
Principal Window (months)	82 - 118	65 - 109	37 - 82	37 - 72	37 - 58	38 - 41
Class 2-B-2
WAL (yrs)	7.92	6.74	4.76	3.86	3.36	3.10
Principal Window (months)	82 - 118	65 - 84	37 - 78	37 - 61	37 - 49	37 - 38

(1)

Based on the Structuring Assumptions.

Excess Interest(1)(2)

Distribution Date	Excess Interset
25-Oct-06	1.34%
25-Nov-06	1.13%
25-Dec-06	1.13%
25-Jan-07	1.13%
25-Feb-07	1.13%
25-Mar-07	1.13%
25-Apr-07	1.13%
25-May-07	1.12%
25-Jun-07	1.12%
25-Jul-07	1.12%
25-Aug-07	1.12%
25-Sep-07	1.11%
25-Oct-07	1.11%
25-Nov-07	1.11%
25-Dec-07	1.11%
25-Jan-08	1.10%
25-Feb-08	1.10%
25-Mar-08	1.10%
25-Apr-08	1.09%
25-May-08	1.09%
25-Jun-08	1.09%
25-Jul-08	1.08%
25-Aug-08	1.08%
25-Sep-08	1.08%
25-Oct-08	1.08%
25-Nov-08	1.09%
25-Dec-08	1.09%
25-Jan-09	1.09%
25-Feb-09	1.09%
25-Mar-09	1.09%
25-Apr-09	1.10%
25-May-09	1.10%
25-Jun-09	1.10%
25-Jul-09	1.10%
25-Aug-09	1.10%
25-Sep-09	1.10%
25-Oct-09	1.11%
25-Nov-09	1.09%
25-Dec-09	1.09%
25-Jan-10	1.09%
25-Feb-10	1.09%
25-Mar-10	1.09%
25-Apr-10	1.09%
25-May-10	1.09%
25-Jun-10	1.09%
25-Jul-10	1.09%
25-Aug-10	1.08%
25-Sep-10	1.08%
25-Oct-10	1.08%
25-Nov-10	1.08%
25-Dec-10	1.08%
25-Jan-11	1.08%
25-Feb-11	1.07%
25-Mar-11	1.07%
25-Apr-11	1.07%
25-May-11	1.07%
25-Jun-11	1.06%
25-Jul-11	1.06%
25-Aug-11	1.06%
25-Sep-11	1.06%
25-Oct-11	1.05%
25-Nov-11	1.05%
25-Dec-11	1.05%
25-Jan-12	1.06%
25-Feb-12	1.06%
25-Mar-12	1.06%
25-Apr-12	1.06%
25-May-12	1.06%
25-Jun-12	1.07%
25-Jul-12	1.07%
25-Aug-12	1.07%
25-Sep-12	1.07%
25-Oct-12	1.07%
25-Nov-12	1.07%
25-Dec-12	1.07%
25-Jan-13	1.07%
25-Feb-13	1.08%
25-Mar-13	1.08%
25-Apr-13	1.08%
25-May-13	1.08%
25-Jun-13	1.08%
25-Jul-13	1.10%
25-Aug-13	1.18%

1.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) the  Pool 2 Mortgage Loans prepay at a speed of 100% PPC.

2.

Excess Interest for any Distribution Date is equal to (x) the product of (a) 12 and (b) interest remaining after payment of current interest, divided by (B) the aggregate principal balance of the  Certificates prior to any distributions of principal on such Distribution Date.

Total Mortgage Loan Statistics

All Collateral Statistics set forth in the tables below and in the proceeding pages are approximate and subject to change based on final collateral

Original Principal Balance-Pool 2

Range of Original Principal Balance ($)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0.01 - 100,000.00	27	$2,176,146.36	0.51%	7.122466	722.6	66.41	68.71	2.319	12.122	95
100,000.01 - 200,000.00	130	19,682,119.09	4.63	7.144529	719.3	78.29	78.29	2.304	12.145	93
200,000.01 - 300,000.00	77	18,791,606.69	4.42	7.078568	727.9	74.15	74.15	2.277	12.093	92
300,000.01 - 400,000.00	61	21,022,764.55	4.95	6.999305	730.4	74.79	75.11	2.327	12.014	99
400,000.01 - 500,000.00	181	83,247,340.27	19.60	7.089609	716.7	73.38	73.55	2.267	12.095	95
500,000.01 - 600,000.00	134	73,400,900.01	17.28	7.091317	708.9	75.05	75.05	2.261	12.098	97
600,000.01 - 700,000.00	74	47,240,002.96	11.12	7.094512	726.7	73.52	73.91	2.250	12.095	94
700,000.01 - 800,000.00	34	25,420,034.63	5.99	7.046502	723.5	71.68	71.68	2.242	12.047	101
800,000.01 - 900,000.00	25	21,738,490.42	5.12	6.893088	726.9	73.64	75.22	2.260	11.893	98
900,000.01 - 1,000,000.00	25	24,467,863.82	5.76	7.001024	720.7	64.63	64.63	2.269	12.001	99
1,000,000.01 - 1,100,000.00	10	10,698,750.00	2.52	7.287796	716.2	68.80	68.80	2.250	12.288	90
1,100,000.01 - 1,200,000.00	7	8,141,700.00	1.92	6.872901	730.1	66.63	66.63	2.320	11.873	103
1,200,000.01 - 1,300,000.00	6	7,620,000.00	1.79	6.828740	759.6	71.54	71.54	2.290	11.829	101
1,300,000.01 - 1,400,000.00	11	14,924,043.41	3.51	7.103533	720.1	71.71	71.71	2.410	12.104	96
1,400,000.01 - 1,500,000.00	12	17,772,393.97	4.18	6.701243	746.2	68.92	70.64	2.291	11.701	103
1,500,000.01 - 2,000,000.00	6	10,863,737.78	2.56	7.174367	731.1	66.10	66.10	2.417	12.174	95
2,000,000.01 - 2,500,000.00	3	6,847,075.00	1.61	7.242078	716.1	56.55	60.54	2.251	12.242	94
2,500,000.01 - 3,000,000.00	4	10,664,270.89	2.51	7.204561	685.9	62.11	62.11	2.254	12.205	91
Total	827	$424,719,239.85	100.00%	7.058371	720.9	72.12	72.45	2.278	12.062	96

(1)As of the Cut-off Date, the average Original Principal Balance of the Mortgage Loans in Pool 2 is expected to be approximately $514,034.

Cut-off Date Stated Principal Balance(1)-Pool 2

Range of Cut-Off Date Stated Principal Balances ($)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0.01 - 100,000.00	27	$2,176,146.36	0.51%	7.122466	722.6	66.41	68.71	2.319	12.122	95
100,000.01 - 200,000.00	130	19,682,119.09	4.63	7.144529	719.3	78.29	78.29	2.304	12.145	93
200,000.01 - 300,000.00	78	19,054,566.69	4.49	7.079209	728.5	74.23	74.23	2.277	12.094	93
300,000.01 - 400,000.00	61	21,159,804.55	4.98	7.011934	730.7	74.13	74.45	2.326	12.027	99
400,000.01 - 500,000.00	182	83,745,597.27	19.72	7.088332	716.8	73.40	73.58	2.267	12.094	95
500,000.01 - 600,000.00	133	72,902,643.01	17.16	7.092795	708.7	75.03	75.03	2.261	12.100	97
600,000.01 - 700,000.00	73	46,840,002.96	11.03	7.088914	726.3	73.78	74.17	2.250	12.089	94
700,000.01 - 800,000.00	34	25,420,034.63	5.99	7.046502	723.5	71.68	71.68	2.242	12.047	101
800,000.01 - 900,000.00	25	21,738,490.42	5.12	6.893088	726.9	73.64	75.22	2.260	11.893	98
900,000.01 - 1,000,000.00	25	24,467,863.82	5.76	7.001024	720.7	64.63	64.63	2.269	12.001	99
1,000,000.01 - 1,100,000.00	10	10,698,750.00	2.52	7.287796	716.2	68.80	68.80	2.250	12.288	90
1,100,000.01 - 1,200,000.00	7	8,141,700.00	1.92	6.872901	730.1	66.63	66.63	2.320	11.873	103
1,200,000.01 - 1,300,000.00	6	7,620,000.00	1.79	6.828740	759.6	71.54	71.54	2.290	11.829	101
1,300,000.01 - 1,400,000.00	11	14,924,043.41	3.51	7.103533	720.1	71.71	71.71	2.410	12.104	96
1,400,000.01 - 1,500,000.00	12	17,772,393.97	4.18	6.701243	746.2	68.92	70.64	2.291	11.701	103
1,500,000.01 - 2,000,000.00	6	10,863,737.78	2.56	7.174367	731.1	66.10	66.10	2.417	12.174	95
2,000,000.01 - 2,500,000.00	3	6,847,075.00	1.61	7.242078	716.1	56.55	60.54	2.251	12.242	94
2,500,000.01 - 3,000,000.00	4	10,664,270.89	2.51	7.204561	685.9	62.11	62.11	2.254	12.205	91
Total	827	$424,719,239.85	100.00%	7.058371	720.9	72.12	72.45	2.278	12.062	96

(1)As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Pool 2 is expected to be approximately $513,566.

Current Rate-Pool 2

Range of Current Rate (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
5.001 - 5.500	1	$455,999.00	0.11%	5.500000	809.0	80.00	80.00	2.250	10.500	118
5.501 - 6.000	7	3,779,040.00	0.89	5.847580	721.2	74.67	74.67	2.250	10.848	107
6.001 - 6.500	89	43,116,053.65	10.15	6.401402	726.7	73.48	73.48	2.266	11.409	106
6.501 - 7.000	390	206,552,847.69	48.63	6.843594	724.7	71.67	72.20	2.263	11.847	100
7.001 - 7.500	188	103,138,967.42	24.28	7.291892	717.9	70.81	71.07	2.286	12.292	91
7.501 - 8.000	118	56,947,196.34	13.41	7.756897	710.4	73.50	73.50	2.284	12.766	85
8.001 - 8.500	23	7,743,339.20	1.82	8.174296	714.0	77.87	77.87	2.385	13.174	87
8.501 - 9.000	9	2,656,617.75	0.63	8.830223	687.7	83.27	83.27	2.824	13.830	106
9.001 - 9.500	2	329,178.80	0.08	9.375000	655.2	84.07	84.07	2.750	14.375	118
Total	827	$424,719,239.85	100.00%	7.058371	720.9	72.12	72.45	2.278	12.062	96

(1)As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Pool 2 is expected to be approximately 7.058%.

Original Term (Months)-Pool 2

Original Term (Months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
360	827	$424,719,239.85	100.00%	7.058371	720.9	72.12	72.45	2.278	12.062	96
Total	827	$424,719,239.85	100.00%	7.058371	720.9	72.12	72.45	2.278	12.062	96

Remaining Term to Maturity(1)-Pool 2

Range of Remaining Term (Months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
351 - 355	16	$6,351,983.11	1.50%	6.671913	737.6	75.21	75.21	2.262	11.765	93
356 - 360	811	418,367,256.74	98.50	7.064238	720.6	72.08	72.40	2.278	12.067	96
Total	827	$424,719,239.85	100.00%	7.058371	720.9	72.12	72.45	2.278	12.062	96

(1)As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Pool 2 is expected to be approximately 359.

Age-Pool 2

Age (months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	90	$57,385,628.00	13.51%	7.065871	720.8	71.92	72.18	2.271	12.066	100
1	273	165,608,862.84	38.99	7.152577	717.3	71.48	72.16	2.280	12.153	96
2	387	164,848,509.43	38.81	6.987237	724.7	72.53	72.53	2.279	11.990	97
3	48	23,113,612.42	5.44	6.917412	725.0	73.48	73.86	2.285	11.938	88
4	13	7,410,644.05	1.74	7.248289	688.5	72.12	72.12	2.250	12.248	80
5	7	3,690,640.76	0.87	6.530186	749.6	72.32	72.32	2.271	11.530	98
6	5	1,340,964.70	0.32	7.037145	736.6	82.84	82.84	2.250	12.274	87
7	2	495,673.28	0.12	6.817144	756.4	70.37	70.37	2.250	11.817	77
8	1	275,763.18	0.06	6.625000	654.0	80.00	80.00	2.250	12.625	112
9	1	548,941.19	0.13	6.625000	684.0	78.01	78.01	2.250	11.625	75
Total	827	$424,719,239.85	100.00%	7.058371	720.9	72.12	72.45	2.278	12.062	96

Credit Score(1)-Pool 2

Range of Credit Score	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Not Available	1	$1,348,893.41	0.32%	7.000000	N/A	75.00	75.00	2.500	12.000	83
<= 600	2	560,999.00	0.13	8.049909	595.4	75.90	75.90	2.250	13.050	91
601 - 620	3	1,860,000.00	0.44	7.653226	619.4	66.30	66.30	2.250	12.653	106
621 - 640	28	17,054,621.87	4.02	7.322188	630.9	69.16	69.16	2.250	12.322	95
641 - 660	57	27,408,211.60	6.45	7.060617	652.5	70.37	70.37	2.296	12.071	101
661 - 680	99	53,620,996.49	12.63	7.164705	671.6	70.99	70.99	2.283	12.165	94
681 - 700	109	49,506,972.52	11.66	7.042811	690.7	74.22	74.32	2.271	12.043	97
701 - 720	125	63,688,243.37	15.00	7.082364	710.1	75.35	75.35	2.270	12.090	98
721 - 740	101	52,277,152.38	12.31	6.992692	730.3	71.79	72.32	2.265	11.993	96
741 - 760	101	51,022,799.39	12.01	6.999518	751.4	72.55	72.55	2.278	12.015	96
761 - 780	104	56,182,464.11	13.23	6.975577	770.5	71.83	72.63	2.279	11.976	98
781 - 800	71	37,322,396.92	8.79	7.038521	788.6	70.34	71.25	2.306	12.039	93
801 - 820	26	12,865,488.79	3.03	6.998085	808.9	66.91	68.89	2.268	11.998	92
Total	827	$424,719,239.85	100.00%	7.058371	720.9	72.12	72.45	2.278	12.062	96

As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Loans in Pool 2 is expected to be approximately 721. See "Description of the Mortgage Pools - The Mortgage Loans" herein.

Original Loan-To-Value Ratios(1)-Pool 2

Range of Original Loan-To-Value Ratios (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
10.01 - 20.00	2	$170,292.24	0.04%	7.296845	759.1	14.48	14.48	2.250	12.297	104
20.01 - 30.00	9	2,605,990.77	0.61	6.977137	706.0	26.87	26.87	2.173	11.977	96
30.01 - 40.00	13	9,635,219.94	2.27	6.984670	736.4	35.23	35.23	2.268	11.985	103
40.01 - 50.00	26	15,374,795.08	3.62	7.129931	713.7	45.93	45.93	2.333	12.130	89
50.01 - 60.00	45	31,959,837.21	7.52	7.013489	719.9	56.66	56.66	2.269	12.013	94
60.01 - 70.00	132	84,655,944.20	19.93	7.166340	718.2	67.81	67.81	2.290	12.166	93
70.01 - 75.00	121	73,031,459.51	17.20	6.983595	717.2	73.91	73.91	2.263	11.984	98
75.01 - 80.00	424	188,624,216.31	44.41	7.006942	723.3	79.35	79.54	2.273	12.015	98
80.01 - 85.00	5	2,127,218.00	0.50	7.213874	699.3	84.71	84.71	2.331	12.214	105
85.01 - 90.00	31	10,338,846.67	2.43	7.648847	709.3	89.09	89.75	2.344	12.649	88
90.01 - 95.00	15	4,230,519.92	1.00	7.357922	755.9	81.46	92.97	2.293	12.358	88
95.01 - 100.00	4	1,964,900.00	0.46	6.821185	766.4	77.00	100.00	2.250	11.821	94
Total	827	$424,719,239.85	100.00%	7.058371	720.9	72.12	72.45	2.278	12.062	96

(1)As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Pool 2 is expected to be approximately 72.45%.

Original Effective LTV(1)-Pool 2

Range of Original Effective Loan-To-Value Ratios (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
10.01 - 20.00	2	$170,292.24	0.04%	7.296845	759.1	14.48	14.48	2.250	12.297	104
20.01 - 30.00	9	2,605,990.77	0.61	6.977137	706.0	26.87	26.87	2.173	11.977	96
30.01 - 40.00	13	9,635,219.94	2.27	6.984670	736.4	35.23	35.23	2.268	11.985	103
40.01 - 50.00	27	15,474,695.08	3.64	7.127672	713.6	45.96	46.28	2.333	12.128	89
50.01 - 60.00	45	31,959,837.21	7.52	7.013489	719.9	56.66	56.66	2.269	12.013	94
60.01 - 70.00	139	91,620,869.20	21.57	7.149331	722.0	67.79	69.23	2.278	12.149	92
70.01 - 75.00	121	73,031,459.51	17.20	6.983595	717.2	73.91	73.91	2.263	11.984	98
75.01 - 80.00	422	185,405,041.31	43.65	7.007302	722.8	79.58	79.58	2.278	12.016	98
80.01 - 85.00	5	2,127,218.00	0.50	7.213874	699.3	84.71	84.71	2.331	12.214	105
85.01 - 90.00	30	9,999,096.67	2.35	7.672252	706.7	89.74	89.74	2.347	12.672	88
90.01 - 95.00	13	2,094,519.92	0.49	7.835426	732.4	94.66	94.66	2.337	12.835	94
95.01 - 100.00	1	595,000.00	0.14	6.625000	711.0	100.00	100.00	2.250	11.625	118
Total	827	$424,719,239.85	100.00%	7.058371	720.9	72.12	72.45	2.278	12.062	96

(1)As of the Cut-off Date, the weighted average Original Effective Loan-to-Value of the Mortgage Loans in Pool 2 is expected to be approximately 72.12%.

Occupancy Type(1)-Pool 2

Occupancy Type	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Primary	649	$350,640,945.70	82.56%	7.000153	718.0	72.08	72.34	2.278	12.005	97
Secondary	80	39,543,927.34	9.31	7.225085	734.1	72.26	72.48	2.260	12.225	94
Investment	98	34,534,366.81	8.13	7.458581	734.6	72.38	73.47	2.299	12.459	92
Total	827	$424,719,239.85	100.00%	7.058371	720.9	72.12	72.45	2.278	12.062	96

(1)Based upon representations of the related borrowers at the time of origination.

Property Type-Pool 2

Property Type	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Single Family	424	$237,362,041.48	55.89%	7.033014	717.2	71.58	71.89	2.275	12.038	97
PUD	189	99,962,447.44	23.54	6.963350	722.7	73.64	74.08	2.288	11.968	97
Condominium	121	47,398,416.22	11.16	7.167364	724.1	74.62	75.01	2.258	12.167	96
2-4 Family	40	17,912,833.37	4.22	7.140666	731.3	73.37	73.37	2.339	12.141	100
Condotel	48	16,434,751.34	3.87	7.584747	740.3	71.28	71.28	2.250	12.585	82
Co-op	5	5,648,750.00	1.33	7.098418	731.0	45.57	45.57	2.308	12.098	96
Total	827	$424,719,239.85	100.00%	7.058371	720.9	72.12	72.45	2.278	12.062	96

Loan Purpose-Pool 2

Loan Purpose	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Purchase	487	$230,644,486.73	54.31%	7.064924	731.2	76.19	76.58	2.282	12.071	95
Cash-out	240	130,684,413.31	30.77	7.105856	706.0	66.78	66.78	2.274	12.108	97
Rate / Term Refi	97	61,564,991.66	14.50	6.938458	713.5	68.15	68.89	2.272	11.938	98
Construction to Perm	3	1,825,348.15	0.43	6.875000	748.5	75.14	75.14	2.250	11.875	83
Total	827	$424,719,239.85	100.00%	7.058371	720.9	72.12	72.45	2.278	12.062	96

Loan Documentation-Pool 2

Loan Documentation	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Full	223	$108,132,132.68	25.46%	6.914473	722.7	72.48	73.43	2.270	11.917	93
Reduced	120	75,130,586.77	17.69	6.913149	714.3	72.63	72.63	2.266	11.931	119
Asset Verification	104	63,969,380.93	15.06	7.407214	710.9	68.55	68.69	2.301	12.407	83
Full Asset/Stated Income	124	59,805,326.52	14.08	6.783618	730.5	75.17	75.17	2.256	11.784	105
No Documentation	79	36,187,245.09	8.52	7.499456	711.6	70.09	70.09	2.250	12.499	82
Simply Signature	54	31,042,806.05	7.31	7.044309	743.3	73.72	73.72	2.272	12.044	83
No Ratio	29	15,397,110.97	3.63	7.472598	710.8	73.50	73.50	2.271	12.473	82
Stated Documentation	38	12,051,474.21	2.84	7.306609	708.7	74.41	74.41	2.524	12.307	92
Alternative	22	10,041,566.40	2.36	6.773466	714.8	73.44	75.98	2.250	11.773	107
Preferred	18	6,670,265.18	1.57	6.739005	756.2	68.17	68.17	2.250	11.739	107
No Income/No Assets Verifier	8	2,520,862.77	0.59	7.680845	716.2	77.68	77.68	2.458	12.681	119
Full Asset/No Income	4	2,220,832.82	0.52	6.801815	790.1	49.43	49.43	2.250	11.802	83
Stated Income/Stated Asset	1	566,000.00	0.13	6.875000	672.0	74.97	74.97	2.250	11.875	119
Streamlined	1	525,500.00	0.12	6.875000	725.0	52.55	52.55	2.250	11.875	81
No Income Verifier	2	458,149.46	0.11	6.805566	752.1	77.71	77.71	2.413	11.806	80
Total	827	$424,719,239.85	100.00%	7.058371	720.9	72.12	72.45	2.278	12.062	96

Lien-Pool 2

Lien position	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
First	827	$424,719,239.85	100.00%	7.058371	720.9	72.12	72.45	2.278	12.062	96
Total	827	$424,719,239.85	100.00%	7.058371	720.9	72.12	72.45	2.278	12.062	96

Geographic Distribution of Mortgaged Properties(1)-Pool 2

State	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Kentucky	1	$78,275.00	0.02%	7.125000	626.0	94.99	94.99	2.250	12.125	81
Rhode Island	1	172,000.00	0.04	7.125000	752.0	80.00	80.00	2.250	12.125	117
Delaware	1	179,765.09	0.04	6.750000	761.0	80.00	80.00	2.250	11.750	82
Wyoming	1	255,500.00	0.06	6.625000	694.0	80.00	80.00	2.250	11.625	118
Vermont	1	417,000.00	0.10	6.750000	672.0	79.81	79.81	2.250	11.750	117
Louisiana	3	450,991.98	0.11	6.938519	704.2	78.04	78.04	2.250	11.939	82
Tennessee	3	616,900.00	0.15	7.308133	730.0	82.17	82.17	2.322	12.308	98
Alabama	3	634,532.03	0.15	6.905056	704.4	79.69	79.69	2.250	11.905	107
Nebraska	1	900,000.00	0.21	7.750000	694.0	70.59	70.59	2.250	12.750	82
District of Columbia	2	958,400.00	0.23	7.428214	664.1	70.55	70.55	2.250	12.428	81
Oklahoma	3	1,049,463.95	0.25	6.830191	698.1	70.05	70.05	2.250	11.830	114
Wisconsin	2	1,067,700.00	0.25	6.965416	670.7	57.28	57.28	2.681	11.965	115
Arkansas	7	1,162,918.28	0.27	7.225833	719.7	82.05	82.05	2.466	12.226	92
Missouri	5	1,170,535.00	0.28	7.225221	729.8	76.73	76.73	2.250	12.225	83
New Hampshire	3	1,315,300.00	0.31	6.892258	732.8	80.00	80.00	2.539	11.892	113
Idaho	4	1,470,520.00	0.35	6.889272	735.1	63.17	63.17	2.299	11.889	117
Ohio	7	1,773,379.71	0.42	7.089069	679.4	70.03	70.03	2.250	12.089	94
South Carolina	10	2,208,209.68	0.52	7.145845	704.0	75.70	75.70	2.250	12.146	85
New Mexico	4	2,768,000.00	0.65	6.974422	753.9	75.97	79.15	2.171	11.974	101
Minnesota	7	2,811,540.00	0.66	6.887480	752.0	75.86	75.86	2.250	11.887	87
Pennsylvania	10	3,615,466.42	0.85	7.546488	701.3	82.67	82.67	2.348	12.634	92
Oregon	8	3,624,088.18	0.85	6.943582	723.2	73.53	73.53	2.250	11.944	91
Michigan	19	3,661,606.84	0.86	7.166227	726.8	73.21	73.21	2.268	12.166	84
Hawaii	7	3,990,688.20	0.94	7.000282	704.3	68.07	68.07	2.250	12.000	90
Colorado	16	4,753,934.20	1.12	6.979522	724.1	75.60	78.69	2.250	11.980	95
Utah	8	5,457,397.18	1.28	7.248386	717.9	75.21	75.21	2.301	12.248	83
Texas	13	5,538,655.82	1.30	6.940901	715.8	74.26	75.16	2.383	11.941	87
Connecticut	13	6,039,419.57	1.42	7.226224	690.1	74.46	74.46	2.273	12.226	95
Illinois	20	6,967,340.77	1.64	7.100456	711.0	77.66	77.66	2.258	12.100	94
Georgia	25	8,111,140.00	1.91	6.978435	717.2	76.08	76.08	2.262	11.978	87
Massachusetts	11	8,138,421.48	1.92	7.234760	750.1	69.49	71.72	2.250	12.235	98
North Carolina	18	8,917,077.69	2.10	7.007617	736.8	75.72	79.14	2.250	12.008	86
Washington	25	11,174,551.01	2.63	6.999348	738.9	76.18	79.07	2.334	11.999	96
Virginia	21	11,887,618.45	2.80	6.863051	724.0	74.78	74.78	2.263	11.863	98
Maryland	29	14,300,796.31	3.37	6.852146	715.4	72.44	72.44	2.287	11.886	93
New Jersey	25	16,090,454.05	3.79	7.055095	726.3	72.03	73.73	2.242	12.055	87
Arizona	35	16,145,847.29	3.80	7.139584	730.8	72.96	72.96	2.240	12.140	96
Nevada	39	17,568,728.46	4.14	7.355517	733.7	71.78	71.78	2.270	12.356	89
New York	40	24,757,172.24	5.83	6.964738	734.8	64.60	64.60	2.280	11.965	96
Florida	113	62,359,942.13	14.68	7.332025	714.3	70.12	70.12	2.291	12.332	88
California	263	160,157,962.84	37.71	6.944228	718.2	72.18	72.18	2.276	11.949	104
Total	827	$424,719,239.85	100.00%	7.058371	720.9	72.12	72.45	2.278	12.062	96

(1)As of the Cut off Date, no more than approximately 2.54% of the Pool 2 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Original Prepayment Penalty Term-Pool 2

Original Prepayment Penalty Term (Years)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0-	724	370,396,846.67	87.21	7.083271	723.8	72.05	72.42	2.277	12.085	93
1-	63	$36,716,409.95	8.64%	6.819252	707.7	72.64	72.64	2.256	11.819	118
3-	27	10,817,309.53	2.55	7.214165	690.2	76.01	76.01	2.400	12.316	112
5-	13	6,788,673.70	1.60	6.744830	683.7	66.93	66.93	2.250	11.745	119
Total	827	$424,719,239.85	100.00%	7.058371	720.9	72.12	72.45	2.278	12.062	96

Prepayment Penalty Remaining Term-Pool 2

Range of Prepayment Penalty Remaining Term (Months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
less than 1	724	$370,396,846.67	87.21%	7.083271	723.8	72.05	72.42	2.277	12.085	93
6 - 10	15	6,463,042.95	1.52	6.693784	694.1	68.15	68.15	2.263	11.694	111
11 - 15	48	30,253,367.00	7.12	6.846056	710.5	73.60	73.60	2.254	11.846	119
26 - 30	2	593,363.18	0.14	6.424280	702.2	80.00	80.00	2.250	12.424	113
31 - 35	22	7,887,696.35	1.86	7.402271	695.7	76.97	76.97	2.455	12.467	110
36 - 40	3	2,336,250.00	0.55	6.779695	668.7	71.74	71.74	2.250	11.780	120
56 - 60	13	6,788,673.70	1.60	6.744830	683.7	66.93	66.93	2.250	11.745	119
Total	827	$424,719,239.85	100.00%	7.058371	720.9	72.12	72.45	2.278	12.062	96

Seller-Pool 2

Seller	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
American Home	199	$92,266,035.49	21.72%	6.717249	733.8	75.24	75.24	2.265	11.717	104
Chase Mortgage	342	181,845,328.43	42.82	7.320376	720.6	71.09	71.09	2.285	12.320	83
Countrywide Home Loans	172	102,177,514.73	24.06	6.873143	708.7	71.92	71.92	2.264	11.884	118
CTX	2	675,750.00	0.16	6.962680	711.8	75.00	75.00	2.250	11.963	83
GreenPoint Mortgage	26	8,165,664.52	1.92	7.693366	720.8	76.97	76.97	2.762	12.693	90
PHH Mortgage	85	39,101,769.01	9.21	7.000180	723.3	68.94	72.44	2.206	12.000	86
Weichert	1	487,177.67	0.11	6.875000	754.0	80.00	80.00	2.750	12.875	81
Total	827	$424,719,239.85	100.00%	7.058371	720.9	72.12	72.45	2.278	12.062	96

Primary Servicer-Pool 2

Primary Servicer	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Chase Home Finance	549	$278,886,694.30	65.66%	7.11%	725.5	72.51	72.51	2.285	12.113	90
Countrywide Home Loans	172	102,177,514.73	24.06	6.873143	708.7	71.92	71.92	2.264	11.884	118
GreenPoint Mortgage	21	4,553,261.81	1.07	8.468462	695.6	80.28	80.28	2.771	13.468	97
PHH	85	39,101,769.01	9.21	7.00018	723.3	68.94	72.44	2.206	12	86
Total	827	$424,719,239.85	100.00%	7.058371	720.9	72.12	72.45	2.278	12.062	96

PMI Coverage-Pool 2

PMI Coverage	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
None	778	$409,903,405.26	96.51%	7.039247	721.3	71.47	71.81	2.276	12.043	96
12	5	2,127,218.00	0.50	7.213874	699.3	84.71	84.71	2.331	12.214	105
25	30	9,999,096.67	2.35	7.672252	706.7	89.74	89.74	2.347	12.672	88
30	7	1,373,939.77	0.32	7.731132	732.7	94.56	94.56	2.383	12.731	101
35	7	1,315,580.15	0.31	7.396904	722.4	97.18	97.18	2.250	12.397	97
Total	827	$424,719,239.85	100.00%	7.058371	720.9	72.12	72.45	2.278	12.062	96

PMI Company-Pool 2

PMI Company	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
CMAC	1	$704,968.00	0.17%	6.375000	771.0	85.00	85.00	2.250	11.375	119
GE	12	3,947,503.28	0.93	7.573849	714.6	90.54	90.54	2.338	12.574	88
MGIC	5	1,890,589.25	0.45	7.588665	708.8	90.00	90.00	2.250	12.589	82
NO	778	409,903,405.26	96.51	7.039247	721.3	71.47	71.81	2.276	12.043	96
PMI	5	1,215,068.77	0.29	8.664825	700.0	90.01	90.01	2.989	13.665	112
RDN	5	1,639,482.32	0.39	7.757065	668.0	87.05	87.05	2.298	12.757	82
RMIC	4	1,015,635.43	0.24	7.413833	711.8	90.53	90.53	2.250	12.414	82
TGIC	3	1,299,502.00	0.31	7.190811	717.2	95.25	95.25	2.250	12.191	104
UGI	14	3,103,085.54	0.73	7.590909	710.9	90.23	90.23	2.250	12.591	95
Total	827	$424,719,239.85	100.00%	7.058371	720.9	72.12	72.45	2.278	12.062	96

Interest Only (y/n)-Pool 2

Interest Only	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Interest-Only	740	$377,580,480.44	88.90%	7.051020%	722.2	72.42	72.79	2.270	12.054	97
Non-IO	87	47,138,759.41	11.10	7.117252	710.1	69.72	69.72	2.343	12.128	93
Total	827	$424,719,239.85	100.00%	7.058371	720.9	72.12	72.45	2.278	12.062	96

IO term (orig)-Pool 2

Interest-only Term (orig) (months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0……………………………………………….	87	$47,138,759.41	11.10%	7.117252%	710.1	69.72	69.72	2.343	12.128	93
84……………………………………………..	28	10,436,759.77	2.46	7.083170	730.0	71.80	75.27	2.157	12.083	81
120…………………………………………….	712	367,143,720.67	86.44	7.050106	722.0	72.44	72.72	2.273	12.053	97
Total:…………………………………………..	827	$424,719,239.85	100.00%	7.058371%	720.9	72.12	72.45	2.278	12.062	96

IO term remaining-Pool 2

Interest-only Remaining Term (months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	87	$47,138,759.41	11.10%	7.117252%	710.1	69.72	69.72	2.343	12.128	93
75	1	548,941.19	0.13	6.625000	684.0	78.01	78.01	2.250	11.625	75
77	2	495,673.28	0.12	6.817144	756.4	70.37	70.37	2.250	11.817	77
78	4	1,023,364.70	0.24	7.281435	734.2	83.72	83.72	2.250	12.281	78
79	2	234,156.23	0.06	7.785622	709.8	83.76	83.76	2.250	12.786	79
80	2	548,104.00	0.13	8.656127	632.4	84.05	84.05	2.250	13.656	80
81	6	2,984,674.32	0.70	6.974598	748.5	65.80	68.75	2.176	11.975	81
82	9	1,861,050.00	0.44	6.876676	736.3	73.73	73.73	2.163	11.877	82
83	2	2,740,796.05	0.65	7.032891	729.9	68.13	78.11	2.037	12.033	83
112	1	275,763.18	0.06	6.625000	654.0	80.00	80.00	2.250	12.625	112
114	1	317,600.00	0.07	6.250000	744.0	80.00	80.00	2.250	12.250	114
115	4	3,299,370.27	0.78	6.347287	749.8	70.66	70.66	2.250	11.347	100
116	9	6,065,516.59	1.43	7.152414	687.6	70.93	70.93	2.250	12.152	80
117	36	17,638,065.90	4.15	6.937200	719.5	74.60	74.60	2.265	11.937	90
118	340	145,495,591.81	34.26	6.987874	727.4	73.00	73.00	2.277	11.991	98
119	247	148,130,544.92	34.88	7.146037	717.5	71.61	72.19	2.279	12.146	96
120	74	45,921,268.00	10.81	7.026266	723.0	72.76	73.08	2.250	12.026	101
Total	827	$424,719,239.85	100.00%	7.058371	720.9	72.12	72.45	2.278	12.062	96

Margin(1)-Pool 2

Margin (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
2.000	9	$7,177,875.00	1.69%	6.913151	719.3	59.29	64.32	2.000	11.913	87
2.250	764	379,442,956.08	89.34	7.027122	720.3	72.77	73.03	2.250	12.030	97
2.500	16	25,529,952.12	6.01	7.325149	730.8	63.99	63.99	2.500	12.325	83
2.750	31	10,571,603.65	2.49	7.489846	719.3	75.00	75.00	2.750	12.536	94
3.140	1	390,303.00	0.09	8.265000	793.0	90.00	90.00	3.140	13.265	82
3.250	4	970,550.00	0.23	7.018501	760.2	80.00	80.00	3.250	12.019	105
3.375	2	636,000.00	0.15	8.780071	667.6	87.14	87.14	3.375	13.780	119
Total	827	$424,719,239.85	100.00%	7.058371	720.9	72.12	72.45	2.278	12.062	96

(1)As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in Pool 2 is expected to be approximately 2.278%.

Maximum Mortgage Rate(1)-Pool 2

Range of Maximum Mortgage Rate (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
10.251 - 10.500	1	$455,999.00	0.11%	5.500000	809.0	80.00	80.00	2.250	10.500	118
10.501 - 10.750	2	2,038,000.00	0.48	5.750000	758.6	72.79	72.79	2.250	10.750	106
10.751 - 11.000	5	1,741,040.00	0.41	5.961804	677.4	76.87	76.87	2.250	10.962	108
11.001 - 11.250	20	9,646,804.37	2.27	6.190439	736.1	77.45	77.45	2.250	11.190	107
11.251 - 11.500	68	33,151,649.28	7.81	6.464241	723.8	72.26	72.26	2.271	11.464	106
11.501 - 11.750	131	67,408,999.89	15.87	6.705925	719.7	73.56	73.56	2.253	11.706	107
11.751 - 12.000	257	138,380,906.95	32.58	6.910981	727.1	70.71	71.50	2.267	11.911	96
12.001 - 12.250	105	52,171,617.18	12.28	7.169440	721.8	71.49	72.02	2.276	12.176	94
12.251 - 12.500	84	51,284,950.24	12.08	7.410009	714.2	70.17	70.17	2.297	12.410	88
12.501 - 12.750	84	40,043,362.45	9.43	7.694170	715.0	73.58	73.58	2.293	12.701	85
12.751 - 13.000	35	17,154,774.74	4.04	7.864013	700.0	73.41	73.41	2.277	12.892	86
13.001 - 13.250	17	6,750,711.49	1.59	8.147363	709.5	76.72	76.72	2.321	13.147	87
13.251 - 13.500	6	992,627.71	0.23	8.357467	744.4	85.74	85.74	2.818	13.357	91
13.501 - 13.750	5	1,473,273.98	0.35	8.333040	687.6	82.56	82.56	2.781	13.681	114
13.751 - 14.000	5	1,695,343.77	0.40	8.898299	694.5	82.90	82.90	2.688	13.898	103
14.251 - 14.500	2	329,178.80	0.08	9.375000	655.2	84.07	84.07	2.750	14.375	118
Total	827	$424,719,239.85	100.00%	7.058371	720.9	72.12	72.45	2.278	12.062	96

(1)As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Pool 2 is expected to be approximately 12.062%.

Index-Pool 2

Index	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
CMT_1YR	4	$1,979,427.13	0.47%	6.989863	711.3	66.19	66.19	2.750	12.236	107
LIBOR_1YR	758	401,785,571.04	94.60	7.050453	721.1	72.23	72.48	2.271	12.052	97
LIBOR_6MO	65	20,954,241.68	4.93	7.216655	718.3	70.73	72.45	2.364	12.245	88
Total	827	$424,719,239.85	100.00%	7.058371	720.9	72.12	72.45	2.278	12.062	96

Months To Roll-Pool 2

Months To Roll	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
112	1	$275,763.18	0.06%	6.625000	654.0	80.00	80.00	2.250	12.625	112
114	1	317,600.00	0.07	6.250000	744.0	80.00	80.00	2.250	12.250	114
115	2	1,949,970.27	0.46	5.980758	750.2	72.69	72.69	2.250	10.981	115
117	11	4,697,751.31	1.11	6.725382	728.2	68.72	68.72	2.250	11.725	117
118	156	70,778,453.55	16.66	6.819303	728.8	73.94	73.94	2.261	11.827	118
119	93	59,431,169.00	13.99	6.940609	709.7	71.79	71.79	2.278	11.941	119
120	36	24,806,208.00	5.84	6.803569	708.1	72.86	72.86	2.269	11.804	120
75	1	548,941.19	0.13	6.625000	684.0	78.01	78.01	2.250	11.625	75
77	2	495,673.28	0.12	6.817144	756.4	70.37	70.37	2.250	11.817	77
78	4	1,023,364.70	0.24	7.281435	734.2	83.72	83.72	2.250	12.281	78
79	5	1,740,670.49	0.41	7.145679	749.0	71.90	71.90	2.295	12.146	79
80	13	7,410,644.05	1.74	7.248289	688.5	72.12	72.12	2.250	12.248	80
81	37	18,415,861.11	4.34	6.966398	724.2	74.69	75.17	2.293	11.993	81
82	231	94,070,055.88	22.15	7.113591	721.6	71.47	71.47	2.293	12.114	82
83	180	106,177,693.84	25.00	7.271222	721.7	71.31	72.37	2.282	12.271	83
84	54	32,579,420.00	7.67	7.265590	730.4	71.21	71.67	2.272	12.266	84
Total	827	$424,719,239.85	100.00%	7.058371	720.9	72.12	72.45	2.278	12.062	96